As filed with the Securities and Exchange Commission on February 27, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TPG Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-2063362
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

(817) 871-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Bradford Berenson, Esq.

TPG Inc.

General Counsel

345 California Street, Suite 3300

San Francisco, CA 94104

Telephone: (415) 743-1500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Michael B. Hickey, Esq. Michael Stein, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000 (Phone) (212) 310-8007 (Fax)	Derek Dostal, Esq. Stephen A. Byeff, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000 (Phone) (212) 701-5800 (Fax)

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter*	State or other Jurisdiction of Incorporation or Organization	I.R.S. Employment Identification No.	Address, including Zip Code, of Principal Executive Offices	Telephone Number including Area Code
TPG Operating Group I, L.P.	Delaware	27-1346365	301 Commerce Street, Suite 3300 Fort Worth, Texas 76102	(817) 871-4000
TPG Operating Group II, L.P.	Delaware	27-1346320	301 Commerce Street, Suite 3300 Fort Worth, Texas 76102	(817) 871-4000
TPG Operating Group III, L.P.	Delaware	27-1346409	301 Commerce Street, Suite 3300 Fort Worth, Texas 76102	(817) 871-4000
TPG Holdings II Sub, L.P.	Delaware	38-3856865	301 Commerce Street, Suite 3300 Fort Worth, Texas 76102	(817) 871-4000

*	The name, address, including zip code, and telephone number, including area code of the agent for service for each of the additional registrants are the same as TPG Inc.

PROSPECTUS

TPG Inc.

Debt Securities

Guarantees of Debt Securities

We may from time to time in one or more offerings offer and sell debt securities and guarantees of debt securities. Any debt securities offered and sold pursuant to this prospectus may be (i) issued by TPG Inc. (the “Company”) and may or may not be guaranteed by one or more of its subsidiaries, or (ii) issued by one or more of the Company’s subsidiaries and guaranteed by the Company and may be guaranteed by one or more of its other subsidiaries. Unless otherwise stated herein, we refer to our debt securities and the guarantees of our debt securities that may be offered pursuant to this prospectus collectively as the “debt securities.”

When we decide to sell a particular series of debt securities, we will prepare and deliver a supplement to this prospectus describing the particular terms of the debt securities we are offering. The prospectus supplements may also add, update or change information contained in this prospectus.

We may offer and sell these debt securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering. If any agents, dealers or underwriters are involved in the sale of any debt securities, the applicable prospectus supplement will set forth their names and any applicable fees, commissions or discounts. The net proceeds to us from the sale of debt securities also will be set forth in the applicable prospectus supplement.

Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and information described under the headings “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

Investing in these debt securities involves risks. See “Risk Factors” beginning on page 5, in any accompanying prospectus supplement and in the documents we have incorporated by reference herein and therein.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 27, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, as amended (the “Securities Act”). Under this automatic shelf registration statement, we may offer, at any time and from time to time, in one or more offerings, the debt securities described in this prospectus and the applicable prospectus supplement in amounts, at prices and on other terms to be determined at the time of the offering.

This prospectus is not complete and does not contain all of the information that you should consider before making an investment in the debt securities described in this prospectus. This prospectus provides you with a general description of the debt securities that we may offer. To the extent required by applicable law, each time we sell debt securities, we will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. A supplement to this prospectus or a free writing prospectus may also add to, update or change the information contained or incorporated by reference in this prospectus. To the extent that any statement made in an accompanying prospectus supplement or free writing prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus, any applicable prospectus supplement, if any, and any related free writing prospectus, together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under “Where You Can Find More Information; Incorporation of Certain Documents by Reference” before making an investment decision. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part.

In considering the performance information included in or incorporated by reference in this prospectus relating to our funds, you should bear in mind that the performance of our funds is not indicative of the possible performance of our debt securities and is also not necessarily indicative of the future results of our funds, even if fund investments were in fact liquidated on the dates indicated, and there can be no assurance that our funds will continue to achieve, or that future funds will achieve, comparable results. In addition, an investment in the debt securities is not an investment in any of the TPG funds, and the assets and revenues of our funds are not directly available to us. This prospectus relates solely to the debt securities that we may offer from time to time.

Unless the context requires otherwise, references to “our Company,” “we,” “us,” “our” and “TPG” refer to TPG Inc. and its direct and indirect subsidiaries on a consolidated basis.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access our reports, proxy statements and other information regarding us.

We are incorporating by reference into this prospectus certain information that we have filed with the SEC, which means that we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The documents incorporated by reference are considered part of this prospectus. This prospectus incorporates by reference the following (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act of 1934, as amended (the “Exchange Act”)):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 23, 2024 (our “Annual Report”);

•	our Current Reports on Form 8-K, filed with the SEC on November 2, 2023 and February 26, 2024; and

•	the description of our securities contained in Exhibit 4.1 to our Annual Report, and any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents. Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

TPG Inc.

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

Attention: Investor Relations Department

Telephone: 817-871-4044

investorrelations@tpg.com

We maintain an internet site at https://www.tpg.com. Our SEC filings are also available free of charge at our website. Our website and the information contained on or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus or in our other documents that are incorporated by reference herein, that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding our expectations, hopes, intentions or strategies regarding the future. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, estimated operational metrics, business strategy and plans and objectives of management for future operations, including, among other things, statements regarding the expected growth, future capital expenditures, fund performance, dividends and dividend policy and debt service obligations.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to recognize the anticipated benefits of the acquisition of Angelo, Gordon & Co., L.P., AG Funds L.P., AG Partners, L.P., AG Partner Investments, L.P. and AG GP, LLC (collectively, “Angelo Gordon”); purchase price adjustments; unexpected costs related to the integration of the Angelo Gordon business and operations; our ability to manage growth and execute our business plan and regional, national or global political, economic, business, competitive, market and regulatory conditions, including, but not limited to, those described in our Annual Report, as such factors may be updated from time to time in our quarterly reports on Form 10-Q.

For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are incorporated by reference herein. Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

THE REGISTRANTS

TPG Inc. is a leading global alternative asset management firm, founded in San Francisco in 1992, with $221.6 billion of assets under management and investment and operational teams around the world. The Company invests across a broadly diversified set of strategies, including private equity, impact, credit, real estate, and market solutions, and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities.

TPG Inc. is a Delaware corporation. Our shares of Class A common stock are listed on the NASDAQ Global Select Market under the symbol “TPG.” Our principal executive offices are located at 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, and our telephone number is (817) 871-4000. Our corporate website address is www.tpg.com. Our website and the information contained on, or that can be accessed through, this website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any such information in making your investment decision.

TPG Operating Group I, L.P., TPG Operating Group II, L.P., TPG Operating Group III, L.P. and TPG Holdings II Sub, L.P. (collectively, the “subsidiaries” or “additional registrants”) are each wholly-owned indirect subsidiaries of TPG. The subsidiaries may jointly and severally, fully and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus and any applicable prospectus supplement. Alternatively, any debt securities offered and sold pursuant to this prospectus may be issued by one or more of our subsidiaries and guaranteed by us and may be guaranteed by one or more of our other subsidiaries. Financial information concerning our guarantor subsidiaries and other subsidiaries of the Company (the “non-guarantor subsidiaries”), if any, is or will be included, as applicable, in our periodic reports filed pursuant to the Exchange Act, to the extent required by the rules and regulations of the SEC.

RISK FACTORS

Investing in the debt securities involves risks. You should carefully review the risk factors and other cautionary statements, including those described under the section entitled “Risk Factors” in our Annual Report which is incorporated by reference in this prospectus, or any similar caption in the documents that we subsequently file with the SEC that are deemed to be incorporated by reference in this prospectus, and the risk factors and other information contained in the applicable prospectus supplement or free writing prospectus. The risks and uncertainties in the documents referred to above, as well as other matters discussed in those documents, could materially and adversely affect our business, financial condition, liquidity and results of operations. Moreover, the risks and uncertainties discussed in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

GUARANTOR DISCLOSURES

The debt securities described in this prospectus may be (i) issued by the Company and may or may not be guaranteed by one or more of the additional registrants, or (ii) issued by one or more of the additional registrants and guaranteed by the Company and may be guaranteed by one or more of the other the additional registrants. Any guarantees will be full and unconditional, and may be subject to certain conditions for release, which will be described in a prospectus supplement relating to the offering of such debt securities. The non-guarantor subsidiaries are not registering guarantees of the Company’s debt securities. For a brief description of the general terms of the debt securities that we may offer and the guarantees that the Company or the additional registrants may offer, see the information under the headings “Description of Debt Securities” and “Description of Guarantees” in this prospectus and as may be further described in an applicable prospectus supplement.

As permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we have excluded the summarized combined financial information for the Company and the additional registrants because the combined assets, liabilities and results of operations of the Company and the additional registrants are not materially different than the corresponding amounts in our consolidated financial statements incorporated by reference into this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of the debt securities offered by this prospectus for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. The following description of the terms of our senior debt securities and subordinated debt securities (collectively, and together with any guarantees of our debt securities as described below unless otherwise stated, the “debt securities”) sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Unless otherwise noted, the general terms and provisions of our debt securities discussed below apply to both our senior debt securities and our subordinated debt securities. The particular terms of any debt securities and the extent, if any, to which such general provisions will not apply to such debt securities will be described in the prospectus supplement relating to such debt securities. When we offer to sell a particular series of debt securities, we urge you to read the indenture, including any related supplemental indentures, and any form of debt security, applicable to a particular series of debt securities, because they, and not this description, will define your rights as the holders of debt securities, copies of which may be obtained in the manner described under “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

Our debt securities may be issued from time to time by us and/or one or more of our subsidiaries in one or more series and may or may not be guaranteed by us or one or more of our subsidiaries. The senior debt securities will be issued from time to time in series under one or more indentures between the Company, one or more guarantors, if any, and a trustee named therein (as amended or supplemented from time to time, the “senior indentures”). The subordinated debt securities will be issued from time to time under one or more indentures between the Company, one or more guarantors, if any, and a trustee named therein (as amended or supplemented from time to time, the “subordinated indentures” and, together with the senior indentures, each, an “indenture”). The senior debt securities will constitute our secured or unsecured and unsubordinated obligations and the subordinated debt securities will constitute our unsecured and subordinated obligations. A detailed description of the subordination provisions is provided below under the caption “—Ranking and Subordination—Subordination.” In general, however, if we declare bankruptcy, holders of the senior debt securities will be paid in full before the holders of subordinated debt securities will receive anything.

The statements set forth below are brief summaries of certain provisions contained in the indentures, the debt securities and the guarantees, which summaries do not purport to be complete and are qualified in their entirety by reference to the indentures, the debt securities and the guarantees, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the applicable indenture to which they relate. Such defined terms shall be incorporated herein by reference.

The indentures will not limit the amount of debt securities which may be issued under the applicable indenture and debt securities may be issued under the applicable indenture up to the aggregate principal amount which may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.

The applicable prospectus supplement will disclose the terms of each series of debt securities in respect to which such prospectus is being delivered, including the following:

•	the title of the series;

•	the designation and issue date of the debt securities;

•	the date or dates on which the principal of the debt securities is payable;

•	the rate or rates (or manner of calculation thereof), if any, per annum at which the debt securities will bear interest, if any;

•	the date or dates, if any, from which interest will accrue and the interest payment date or dates for the debt securities;

•	any limit upon the aggregate principal amount of the debt securities which may be authenticated and delivered under the applicable indenture;

•

the period or periods within which the redemption price or prices or the repayment price or prices, as the case may be, and the terms and conditions upon which the debt securities may be redeemed at the option of the issuer(s) of a series of debt securities or the option of the holder of such debt securities;

•

the obligation, if any, of an issuer of a series of debt securities to purchase such debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000, the denominations in which the debt securities will be issuable;

•

provisions, if any, with regard to the conversion or exchange of the debt securities, at the option of the holders of such debt securities or the issuer(s) of such debt securities, as the case may be, for or into new securities of a different series, shares of our Common Stock or other securities;

•

if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the debt securities will be denominated and in which payments of principal of, and any premium and interest on, such debt securities shall or may be payable;

•

if the principal of (and premium, if any) or interest, if any, on the debt securities are to be payable, at the election of the issuer(s) or a holder of such debt securities, in a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

•

if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index based on a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;

•

if the amount of payments of principal of (and premium, if any), and/or interest, if any, on the debt securities may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which those amounts will be determined;

•

provisions, if any, related to the exchange of the debt securities, at the option of the holders of such debt securities, for other securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;

•

the portion of the principal amount of the debt securities, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the maturity thereof as more fully described under the section “—Events of Default, Notice and Waiver” below;

•

if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the applicable indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the applicable indenture;

•

whether the debt securities will be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities and the form of any legend or legends which will be borne by any global securities, and any circumstances in which any global security may be exchanged in whole or in part for debt securities registered, and any transfer of a global security in whole or in part may be registered, in the name or names of persons other than the depositary for that global security or a nominee thereof and any other provisions governing exchanges or transfers of global securities;

•

any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of those debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants described in this prospectus applicable to debt securities of the series;

•

if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which those debt securities will be so convertible or exchangeable;

•

if the debt securities will be guaranteed by any persons, the identity of those persons, the terms and conditions of such guarantees and provisions for the accession of the guarantors to certain obligations under the applicable indenture and, if applicable, the terms and conditions upon which those guarantees may be subordinated to other indebtedness of the respective guarantors;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which those debt securities will be secured and, if applicable, upon which those liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	if appropriate, a discussion of U.S. federal income tax consequences;

•	the CUSIP and/or ISIN number(s) of the debt securities of the series;

•	with respect to subordinated debt securities only, the amendment or modification of the subordination provisions in the subordinated indenture with respect to the debt securities; and

•	any other specific terms (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing holders of securities of that series.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the applicable prospectus supplement will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.

Unless we specify otherwise in the applicable prospectus supplement, the covenants contained in the indentures will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

Unless otherwise set forth in the applicable prospectus supplement, interest on outstanding debt securities will be paid to holders of record on the date that is 15 days prior to the date such interest is to be paid, or, if not a business day, the next succeeding business day. Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the applicable prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the applicable trustee. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the applicable prospectus supplement, subject to the limitations provided in the applicable indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Guarantees

Our payment obligations, including certain repurchase or redemption obligations described in the indentures, under any series of the debt securities may be guaranteed by the Company and/or one or more of our subsidiaries. The guarantors of any series of guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities. In the event we or any of our subsidiaries issue a series of guaranteed debt securities, the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement and a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement.

Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will fully and unconditionally, jointly and severally, guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of our other obligations under the applicable indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable indenture. If a series of debt securities is so guaranteed by the Company and/or any of our subsidiaries, such guarantors will execute an indenture, a supplemental indenture, or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by the Company, our subsidiaries or any other persons.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture may contain provisions to the effect that the obligations of each guarantor under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other guarantor with respect to its obligations under its guarantee.

Ranking and Subordination

Ranking

The senior debt securities will be our unsecured, senior obligations, and will rank equally with our other unsecured and unsubordinated obligations. Any guarantees of the senior debt securities will be unsecured and senior obligations of each of the guarantors, and will rank equally with all other unsecured and unsubordinated obligations of such guarantor. The subordinated debt securities will be our unsecured, subordinated obligations and the guarantees of the subordinated debt securities will be unsecured and subordinated obligations of each of the guarantors.

The debt securities and the related guarantees will effectively rank junior in right of payment to any of our or the guarantors’ existing and future secured obligations to the extent of the value of the assets securing such obligations. The debt securities and the guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness and trade payables, of our non-guarantor subsidiaries. Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, the indentures will not limit the amount of indebtedness or other liabilities that can be incurred by our non-guarantor subsidiaries.

Our ability to service our respective indebtedness and other obligations is dependent primarily upon the earnings and cash flow of our subsidiaries and the distribution or other payment to us of such earnings or cash flow. In addition, certain indebtedness of our subsidiaries contains, and future agreements relating to any indebtedness of our subsidiaries may contain, significant restrictions on the ability of our subsidiaries to pay dividends or otherwise make distributions to us.

Subordination

If issued, the indebtedness evidenced by the subordinated debt securities will be subordinate to the prior payment in full of all our Senior Indebtedness (as defined below). During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an Event of Default under the subordinated indenture.

The subordination provisions also apply in the same way to each guarantor with respect to the Senior Indebtedness of such guarantor.

The term “Junior Indebtedness” means any indebtedness, whether outstanding on the date of the first issuance of a series of debt securities or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to such series of debt securities (and any Parity Indebtedness (as defined below)) in right of payment upon the dissolution, winding-up, liquidation, reorganization or similar events of any Credit Party (as defined herein) with respect to such series of debt securities. The securing of any indebtedness in compliance with the applicable indenture, otherwise constituting Junior Indebtedness, shall not be deemed to prevent such indebtedness from constituting Junior Indebtedness.

The term “Parity Indebtedness” means indebtedness, whether outstanding on the date of first issuance of a series of debt securities or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to such series of debt securities (and any other Parity Indebtedness) in right of payment upon the dissolution, winding-up, liquidation, reorganization or similar events of any Credit Party with respect to such series of debt securities. The securing of any indebtedness in compliance with the applicable indenture, otherwise constituting Parity Indebtedness, shall not be deemed to prevent such indebtedness from constituting Parity Indebtedness.

The term “Senior Indebtedness” means all indebtedness, whether outstanding on the date of the first issuance of a series of debt securities or thereafter created, assumed or incurred, except Parity Indebtedness, Junior Indebtedness and any deferrals, renewals or extensions of such Senior Indebtedness. Senior Indebtedness does not include obligations to trade creditors created or assumed by the Credit Parties of a series of debt securities in the ordinary course of business, which will rank pari passu with such series of debt securities in right of payment upon liquidation.

Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be materially adversely affected thereby.

Certain Covenants

Limitation on Consolidation, Merger, Conveyance or Transfer on Certain Terms

For so long as any debt securities are outstanding, except as described in the applicable prospectus supplement relating to such debt securities, none of the issuers or guarantors of a series of debt securities, (as to such series of debt securities, the “Credit Parties”) will consolidate with or merge into any other Person that is not within the Credit Group (as defined below) immediately prior to such transaction or convey or transfer its properties and assets in one or a series of related transactions that would result in the sale, assignment, transfer, lease or conveyance, directly or indirectly, of all or substantially all of the combined assets of the Credit Parties and the Credit Parties’ direct and indirect subsidiaries (to the extent of their economic ownership interest in such subsidiaries) (collectively, as to such series of debt securities, the “Credit Group”), taken as a whole, to any Person that is not within the Credit Group immediately prior to such transaction, unless:

(1) such Credit Party is the surviving Person, or the Person formed by or surviving such consolidation or merger or to which such sale, assignment, transfer, lease or conveyance has been made is organized and existing under the laws of the United States of America or any state thereof or, other than with respect to the issuer(s), Belgium, Bermuda, Canada, Cayman Islands, France, Germany, Gibraltar, Ireland, Italy, Luxembourg, the Netherlands, Switzerland, the United Kingdom or British Crown Dependencies, a member country of the Organisation for Economic Co-operation and Development, or any political subdivision of any of the foregoing, and has expressly assumed by supplemental indenture all of the obligations of such Credit Party under the applicable indenture;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3) we have delivered to the trustee an officer’s certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this covenant and that all conditions precedent provided for relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Credit Group, taken as a whole, as set forth above, the successor Person formed by such consolidation or into which any Credit Party is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of such Credit Party under the applicable indenture with the same effect as if such successor had been named as such Credit Party in the applicable indenture or supplemental indenture. In the event of any such conveyance or transfer, the applicable Credit Party as the predecessor shall be discharged from all obligations and covenants under the applicable indenture and the debt securities issued under such indenture and may be dissolved, wound up or liquidated at any time thereafter.

Except as described in this prospectus and any applicable prospectus supplement, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving the Company.

Any covenants of the Credit Parties pertaining to a series of debt securities will be set forth in the applicable prospectus supplement.

Certain Definitions

The following are certain of the terms defined in the indentures:

“GAAP” means generally accepted accounting principles in the United States (including, if applicable, International Financial Reporting Standards) as such principles are in effect from time to time.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Significant Subsidiary” means a “significant subsidiary” of the Company as defined in Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act or any successor provision.

Defeasance and Discharge

We can discharge or defease our obligations under each indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement relating to the debt securities, if any, the subordination provisions applicable to any subordinated debt securities will be expressly made subject to the discharge and defeasance provisions of the subordinated indenture.

Except as otherwise set forth in the applicable prospectus supplement or pricing supplement, if any, relating to the debt securities, each indenture will provide that we may, at our option,

(a) discharge any and all obligations in respect of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year) (“legal defeasance”), or

(b) be released from obligations imposed by the covenants described above under “—Certain Covenants,” and any other restrictive covenants described in a prospectus supplement relating to such series of debt securities, the guarantors will be released from the guarantees and certain Events of Default (as defined below) (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities (“covenant defeasance”), in each case if we deposit with the trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of, and interest on, such series (including any mandatory sinking fund payments) on the dates such payments are due in accordance with the terms of such series; provided, that with respect to any discharge in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purposes of each indenture to the extent that an amount is deposited with the trustee equal to such “make-whole” amount calculated as of the date of the discharge, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the trustee on or prior to the date of redemption.

We may effect legal defeasance and covenant defeasance only if, among other things:

•

we irrevocably deposit with the trustee cash, U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of, premium, if any, and interest on all outstanding debt securities of the series; provided, that with respect to any discharge in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purpose of the applicable indenture to the extent that an amount is deposited with the trustee equal to such “make-whole” amount calculated as of the date of the defeasance, with any Applicable Premium Deficit only required to be deposited with the trustee on or prior to the date of redemption;

•

we deliver to the trustee a legal opinion issued by counsel confirming that the beneficial owners of the securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, legal defeasance, covenant defeasance and/or discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, legal defeasance, covenant defeasance and/or discharge had not occurred, which opinion, in the case of legal defeasance, must be based on a ruling received from or published by the United States Internal Revenue Service or change in the applicable U.S. federal income tax law to such effect;

•	no default or Event of Default with respect to the securities shall have occurred and be continuing on the date of deposit; and

•	we deliver to the trustee an opinion of counsel stating that we have complied with all of the above requirements with respect to such legal defeasance or covenant defeasance.

Although we may discharge or defease our obligations under each indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or paying agency in respect of any series of debt securities or hold moneys for payment in trust.

Events of Default, Notice and Waiver

Except as otherwise set forth in the applicable prospectus supplement, each indenture will provide that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the trustee thereunder or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series (or not less than 25% in aggregate principal amount of all outstanding debt securities under such indenture, in the case of certain Events of Default affecting all series of debt securities issued under such indenture) may declare the principal of all the debt securities of such series to be due and payable.

“Events of Default” in respect of any series will be defined in the indentures as being:

•	default for 30 days in payment of any interest installment with respect to such series;

•

default in payment of principal of, or premium, if any, on, or any sinking or purchase fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

•

default for 90 days after written notice to us by the trustee thereunder or by holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant or warranty pertaining to debt securities of such series; and

•

certain events of bankruptcy, insolvency and reorganization with respect to an issuer of such series of debt securities or any guarantor which is a Significant Subsidiary which is organized under the laws of the United States or any political sub-division thereof or the entry of an order ordering the winding up or liquidation of such entity’s affairs.

Any additions, deletions or other changes to the Events of Default which will be applicable to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

Each indenture will provide that the trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series issued under such indenture, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the trustee thereunder will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.

Each indenture will contain provisions entitling the trustee under such indenture, subject to the duty of the trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of holders of such debt securities.

Each indenture will provide that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture may direct the time, method and place of conducting proceedings for remedies available to the trustee or exercising any trust or power conferred on the trustee in respect of such series, subject to certain conditions.

Except as otherwise set forth in the applicable prospectus supplement, in certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such debt securities.

Each indenture will include a covenant that we will file annually with the trustee a certificate of no default or specifying any default that exists.

Modification of the Indentures

Except as set forth in the applicable prospectus supplement, we and the trustee may, without the consent of the holders of the debt securities issued under the indenture governing such debt securities, enter into indentures supplemental to the applicable indenture for, among others, one or more of the following purposes:

(1) to evidence the succession of another Person to the issuer(s) or any guarantor, and the assumption by such successor of the issuer(s) or any guarantor’s obligations under the applicable indenture and the debt securities of any series or the guarantees relating thereto;

(2) to add to the covenants of the issuer(s) or any guarantor, or to surrender any rights or powers of the issuer(s) or any guarantor for the benefit of the holders of debt securities of any or all series issued under such indenture;

(3) to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture;

(4) to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended, or “the Act,” excluding the provisions referred to in Sections 316(a)(2) and 316(b) of the Act as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

(5) to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities;

(6) to evidence and provide for the acceptance of any successor trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

(7) to provide any additional Events of Default;

(8) to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

(9) to provide for the terms and conditions of converting those debt securities that are convertible into shares of Common Stock or another security, if applicable;

(10) to secure any series of debt securities;

(11) to add guarantors and co-issuers in respect of the debt securities;

(12) to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the applicable indenture or any supplemental indenture under the Act; and

(13) to make any other change that does not adversely affect the rights of the holders of the debt securities in any material respect.

No supplemental indenture for the purpose identified in clauses (2), (3), (5) or (7) above may be entered into if to do so would adversely affect the rights of the holders of debt securities of any series issued under the same indenture in any material respect.

Except as set forth in the applicable prospectus supplement, each indenture will contain provisions permitting us and the trustee under such indenture, with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or modifying the rights of the holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the holders of affected debt securities, among other things:

(1) change the maturity of the principal of, or the maturity of any premium on, or any installment of interest on, any such debt security, or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of principal or premium, as the case may be;

(2) reduce the percentage in principal amount of any such debt securities the consent of whose holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

(3) modify any of the provisions of the applicable indenture related to (i) the requirement that the holders of debt securities issued under such indenture consent to certain amendments of the applicable indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of holders required to make such amendments or grant such waivers;

(4) impair or adversely affect the contractual right of any holder to institute suit for the enforcement of any payment on, or with respect to, such senior debt securities on or after the maturity of such debt securities; or

(5) amend or modify the terms of any guarantees in a manner adverse to the holders in any material respect.

In addition, the subordinated indenture provides that we may not make any change in the terms of the subordination of the subordinated debt securities of any series in a manner adverse in any material respect to the holders of any series of subordinated debt securities without the consent of each holder of subordinated debt securities that would be adversely affected.

Notices

Notices to holders of the securities will be given only to the applicable depositary, in accordance with its applicable policies as in effect from time to time.

The Trustee

The trustee named under each indenture and its affiliates may also provide banking, trustee and other services for, and transact other banking business with, us in the normal course of business.

Each indenture provides that there may be more than one trustee under such indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the applicable indenture. Any trustee under the applicable indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in the United States.

Each indenture contains limitations on the right of the trustee, should it become a creditor of the issuer(s), to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series will generally have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that, the direction would not conflict with any rule of law or with the applicable indenture, and would not involve any trustee in personal liability. Each indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

Governing Law

The indentures, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.

We will deposit global securities with the depositary identified in the applicable prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

We and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.

Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or the maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

PLAN OF DISTRIBUTION

We may sell the debt securities being offered hereby from time to time in one or more of the following ways:

•	to purchasers directly;

•	to underwriters or dealers for public offering and sale by them;

•	directly to institutional investors;

•	through agents; or

•	otherwise through a combination of any of the above methods of sale.

The prospectus supplement with respect to each series of debt securities will state the terms of the offering of the debt securities, including:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the debt securities and the proceeds to be received by us;

•	the method of distribution of such debt securities offered thereby;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If we use underwriters in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any public offering price, dealer purchase price, discount, commission or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The prospectus supplement will name any agent involved in the offer or sale of the debt securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters, dealers and agents involved in the offering of the debt securities may engage in transactions with, or perform services for, us, our subsidiaries or other affiliates in the ordinary course of their businesses.

Underwriters, dealers, agents and remarketing firms, and their control persons, may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services for us our subsidiaries or other affiliates in the ordinary course of business.

Each series of debt securities will be a new issue of securities and will have no established trading market. The debt securities may or may not be listed on a national securities exchange. Any underwriters to whom we sell debt securities for public offering and sale may make a market in the debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

Certain matters of U.S. federal and New York State law will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York and the validity of the debt securities and other matters will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The financial statements of TPG Inc. incorporated by reference in this prospectus and the effectiveness of TPG Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The audited consolidated financial statements of AG Partner Investments, L.P. included in Exhibit 99.2 of TPG Inc.’s Current Report on Form 8-K dated November 2, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is an estimate of the various expenses to be incurred in connection with the sales of the debt securities being registered hereby, all of which will be borne by us.

SEC registration fee*	$	**
Printing and engraving expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Trustee fees		**
Rating agency fees		**
Miscellaneous expenses		**

Total	$	**

*	Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act.

**	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

The registrant is governed by the DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The registrant’s amended and restated bylaws authorize the indemnification of its officers and directors, consistent with Section 145 of the DGCL, as amended. The registrant has entered into indemnification agreements with each of its directors and officers (as defined under Rule 16a-1(f) under the Exchange Act). These agreements, among other things, require the registrant to indemnify each director and Section 16 officer to the fullest extent permitted by Delaware law, including indemnification of expenses, such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or Section 16 officer in any action or proceeding, including any action or proceeding by or in right of the registrant, arising out of the person’s services as a director or Section 16 officer.

Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director or officer for violations of the director’s or officer’s fiduciary duty, except for liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director for unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the DGCL, (iv) a director or officer for any transaction from which a director or officer derived an improper personal benefit or (v) an officer in any action by or in the right of the corporation.

The registrant maintains standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the registrant with respect to indemnification payments that it may make to such directors and officers.

Item 16.	Exhibits.

The following exhibits are filed as part of this registration statement or incorporated by reference herein.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.

2.1	Transaction Agreement, dated May 14, 2023, among TPG Inc., TPG Operating Group II, L.P., TPG GP A, LLC, Angelo, Gordon & Co., L.P., AG Funds, L.P., AG Partner Investments, L.P., Alabama Investments (Parallel) Founder A L.P., Alabama Investments (Parallel) Founder G L.P., Alabama Investments (Parallel), LP, AG GP, LLC and Michael Gordon 2011 Revocable Trust (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on May 15, 2023).

2.2	Amendment No. 1 to the Transaction Agreement, dated October 3, 2023, among TPG Operating Group II, L.P., AG GP, LLC and API Representative, LLC (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K, filed on November 2, 2023).

2.3	Amendment No. 2 to the Transaction Agreement, dated October 31, 2023, between TPG Operating Group II, L.P. and AG GP , LLC (incorporated by reference to Exhibit 2.3 to the Company’s Current Report on Form 8-K, filed on November 2, 2023).

3.1	Restated Certificate of Incorporation of TPG Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed on November 13, 2023).

3.2	Amended and Restated Bylaws of TPG Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K, filed on June 12, 2023).

4.1	Form of Senior Indenture.

4.2*	Form of Senior Note.

4.3	Form of Subordinated Indenture.

4.4*	Form of Subordinated Note.

5.1	Opinion of Davis Polk & Wardwell LLP.

22.1	List of Issuer and Guarantor Subsidiaries.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

Exhibit No.	Description
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as Trustee under the Senior Indenture.

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as Trustee under the Subordinated Indenture.

107	Filing Fee Table.

*	To be filed as an exhibit to a Current Report on Form 8-K or other document to be incorporated by reference herein or to a post-effective amendment hereto, if applicable.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on February 27, 2024.

TPG INC.

By:	/s/ Jon Winkelried
Name: Jon Winkelried
Title: Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Jon Winkelried, Jack Weingart and Bradford Berenson, each of them severally, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including all post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 27, 2024.

Signature	Title

/s/ David Bonderman David Bonderman	Founder Partner, Non-Executive Chairman and Director

/s/ James G. Coulter James G. Coulter	Founder Partner, Executive Chairman and Director

/s/ Jon Winkelried Jon Winkelried	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jack Weingart Jack Weingart	Chief Financial Officer and Director (Principal Financial Officer)

/s/ Martin Davidson Martin Davidson	Chief Accounting Officer (Principal Accounting Officer)

/s/ Todd Sisitsky Todd Sisitsky	Director

/s/ Anilu Vazquez-Ubarri Anilu Vazquez-Ubarri	Director

Signature	Title

/s/ Joshua Baumgarten Joshua Baumgarten	Director

/s/ Maya Chorengel Maya Chorengel	Director

/s/ Jonathan Coslet Jonathan Coslet	Director

/s/ Kelvin Davis Kelvin Davis	Director

/s/ Nehal Raj Nehal Raj	Director

/s/ Jeffrey Rhodes Jeffrey Rhodes	Director

/s/ Ganen Sarvananthan Ganen Sarvananthan	Director

/s/ David Trujillo David Trujillo	Director

/s/ Gunther Bright Gunther Bright	Director

/s/ Mary Cranston Mary Cranston	Director

/s/ Deborah M. Messemer Deborah M. Messemer	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on February 27, 2024.

TPG OPERATING GROUP I, L.P.
By: TPG Holdings I-A, LLC, its General Partner

By:	/s/ Martin Davidson
Name: Martin Davidson
Title: Chief Accounting Officer of the General Partner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on February 27, 2024.

TPG OPERATING GROUP II, L.P.
By: TPG Holdings II-A, LLC, its General Partner

By:	/s/ Martin Davidson
Name: Martin Davidson
Title: Chief Accounting Officer of the General Partner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on February 27, 2024.

TPG OPERATING GROUP III, L.P.
By: TPG Holdings III-A, L.P., its General Partner
By: TPG Holdings III-A, LLC, as General Partner of TPG Holdings III-A, L.P.

By:	/s/ Martin Davidson
Name: Martin Davidson
Title: Chief Accounting Officer of the General Partner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on February 27, 2024.

TPG HOLDINGS II-SUB, L.P.
By: TPG Operating Group II, L.P., its General Partner
By: TPG Holdings II-A, LLC, as General Partner of TPG Operating Group II, L.P.

By:	/s/ Martin Davidson
Name: Martin Davidson
Title: Chief Accounting Officer of the General Partner